Exhibit 99.1
SentinelOne Announces First Quarter Fiscal Year 2024 Financial Results
Revenue increased 70% year-over-year
ARR up 75% year-over-year*

MOUNTAIN VIEW, Calif. June 1, 2023 SentinelOne, Inc. (NYSE: S) today announced financial results for the first quarter of fiscal year 2024 ended April 30, 2023.
“Macro challenges remained, yet we continued to deliver high growth and margin improvement, demonstrating key strengths across our business. Once again we're leading the industry with the innovation in AI with our recently launched Purple AI: a one-of-a-kind innovation in cybersecurity that empowers enterprises with unparalleled capabilities to offer a real-time, autonomous response against cyber threats,” said Tomer Weingarten, CEO of SentinelOne. “We are adapting, and optimizing to empower enterprises with the best security resources and drive progress toward profitability.”
“Even in a tough quarter, we achieved our seventh consecutive quarter of over 25 percentage points year-over-year improvement in operating margins,” said Dave Bernhardt, CFO of SentinelOne. "We’re committed to selectively investing in key growth areas, managing our cost structure, and achieving our profitability targets."
Letter to Shareholders
We have also published a letter to shareholders on the Investor Relations section of our website at investors.sentinelone.com. The letter provides further discussion of our results for the first quarter of fiscal year 2024 as well as our fiscal second quarter and full fiscal year 2024 financial outlook.
First Quarter Fiscal Year 2024 Highlights
(All metrics are compared to the first quarter of fiscal year 2023 unless otherwise noted)

•Total revenue increased 70% to $133.4 million, compared to $78.3 million.

•Annualized recurring revenue (ARR) increased 75% to $563.6 million as of April 30, 2023. As a result of a change in methodology and correction of historical inaccuracies, which we further describe in our letter to shareholders, we made a one-time adjustment to ARR of $27.0 million or approximately 5% of total ARR, which we reflected in our total ARR as of April 30, 2023. ARR for the prior period in fiscal 2023 has been adjusted based on the same percentage adjustment rate identified in the first quarter of fiscal 2024.

•Total customer count grew approximately 43% to over 10,680 customers as of April 30, 2023. Customers with ARR over $100,000 grew 61% to 917 as of April 30, 2023. Dollar-based net revenue retention rate (NRR) remained above 125%. Customers with ARR over $100,000 and NRR reflect the adjustment to ARR described above.

•Gross margin: GAAP gross margin was 68%, compared to 65%. Non-GAAP gross margin was 75%, compared to 68%.

•Operating margin: GAAP operating margin was (86)%, compared to (115)%. Non-GAAP operating margin was (38)%, compared to (73)%.

•Cash, cash equivalents, and investments were $1.1 billion as of April 30, 2023.
*See Annualized Recurring Revenue discussion under First Quarter Fiscal Year 2024 Highlights for a discussion regarding an adjustment to ARR.

Financial Outlook
We are providing the following guidance for the second quarter of the fiscal year 2024 (ending July 31, 2023), and for the fiscal year 2024 (ending January 31, 2024).

	Q2FY24 Guidance	Full FY2024 Guidance
Revenue	$141 million	$590-600 million
Non-GAAP gross margin	74.5%	74-75%
Non-GAAP operating margin	(36)%	(29)-(25)%
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation expense, employer payroll tax on employee stock transactions, amortization expense of acquired intangible assets, acquisition-related compensation costs, and restructuring charges. We have not provided the most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation of non-GAAP gross margin and non-GAAP operating margin is not available without unreasonable effort.
Webcast Information
We will host a live audio webcast for analysts and investors to discuss our earnings results for the first quarter of fiscal year 2024 and outlook for the second quarter of fiscal year 2024 and the full fiscal year 2024 today, June 1, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The live webcast and a recording of the event will be available on the Investor Relations section of our website at investors.sentinelone.com.

We have used, and intend to continue to use, the Investor Relations section of our website at investors.sentinelone.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve risks and uncertainties, including statements regarding our future growth, execution, competitive position, and future financial and operating performance, including our financial outlook for the second quarter of fiscal year 2024 and our full fiscal year 2024, including non-GAAP gross profit and non-GAAP operating margin; progress towards our long-term profitability targets; and general market trends. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms and similar expressions are intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words.

There are a significant number of factors that could cause our actual results to differ materially from statements made in this press release, including but not limited to: our limited operating history; our history of losses; intense competition in the market we compete in; fluctuations in our operating results; actual or perceived network or security incidents against us; our ability to successfully integrate acquisitions and strategic investments; actual or perceived defects, errors or vulnerabilities in our platform; risks associated with managing our rapid growth; general market, political, economic, and business conditions, including those related to declining global macroeconomic condition, rising interest rates, supply chain disruptions and inflation, labor shortages, recent banking sector issues, the debt ceiling and budget, geopolitical uncertainty, including the effects of the ongoing conflict in Ukraine and the proposed judicial reform in Israel; our ability to attract new and retain existing customers, or renew and expand our relationships with them; the ability of our platform to effectively interoperate within our customers' IT infrastructure; disruptions or other business interruptions that affect the availability of our platform; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products, subscriptions and support offerings; rapidly evolving technological developments in the market for security products and subscription and support offerings; length of sales cycles; and risks of securities class action litigation.

Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our filings and reports with the Securities and Exchange Commission (“SEC”), including our most recently filed Annual Report on Form 10-K, dated March 29, 2023, subsequent Quarterly Reports on Form 10-Q and other filings and reports that we may file from time to time with the SEC, copies of which are available on our website at investors.sentinelone.com and on the SEC’s website at www.sec.gov.

You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. We do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this press release or to reflect new information or the occurrence of unexpected events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.
Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, with the financial information presented in accordance with GAAP, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.

Reconciliations between non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP are contained below. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

As presented in the “Reconciliation of GAAP to Non-GAAP Financial Information” table below, each of the non-GAAP financial measures excludes one or more of the following items:

Stock-based compensation expense

Stock-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation expense provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
Employer payroll tax on employee stock transactions
Employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for employer payroll taxes on employee stock transactions provide investors with a basis to measure our core performance against the performance of other companies without the variability created by employer payroll taxes on employee stock transactions as a result of the stock price at the time of employee exercise.
Amortization of acquired intangible assets
Amortization of acquired intangible assets expense are tied to the intangible assets that were acquired in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Management believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of our ongoing operations and provides investors with a better comparison of period-over-period operating results.
Acquisition-related compensation costs
Acquisition-related compensation costs include cash-based compensation expense resulting from the employment retention of certain employees established in accordance with the terms of the acquisition of Attivo Networks, Inc. in May 2022 (the Attivo acquisition). Acquisition-related cash-based compensation costs have been excluded as they were specifically negotiated as part of the Attivo acquisition in order to retain such employees and relate to cash compensation that was made either in lieu of stock-based compensation or where the grant of stock-based compensation awards was not practicable. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or our performance after completion of acquisitions, because they are not related to our core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare our results against those of other companies without the variability caused by purchase accounting.
Restructuring Charges
Restructuring charges primarily relate to severance payments, employee benefits, stock based compensation, and inventory write-offs. These restructuring charges are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. We believe that it is appropriate to exclude restructuring charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.
Non-GAAP Cost of Revenue, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Loss from Operations, Non-GAAP Operating Margin, Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
We define these non-GAAP financial measures as their respective GAAP measures, excluding the expenses referenced above. We use these non-GAAP financial measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance.
Free Cash Flow
We define free cash flow as cash used in operating activities less purchases of property and equipment and capitalized internal-use software costs. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors, and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.
Key Business Metrics
We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.
Annualized Recurring Revenue
We believe that ARR is a key operating metric to measure our business because it is driven by our ability to acquire new subscription and capacity customers and to maintain and expand our relationship with existing customers. ARR represents the annualized revenue run rate of our subscription and capacity contracts at the end of a reporting period, assuming contracts are renewed on their existing terms for customers that are under contracts with us. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates and renewal rates. As discussed above, in the first quarter of fiscal 2024 we adjusted our historical ARR (i) due to a change in the methodology for reflecting consumption and usage based agreements as part of ARR to reflect committed contract values as opposed to based on consumption and usage as a result of expected lower usage and consumption trends resulting from the current macro environment and (ii) to correct some historical recording inaccuracies relating to ARR on certain contracts that were discovered as part of our review of ARR in the first quarter of fiscal 2024. The adjustment to ARR did not impact historical total bookings or revenue.
Customers with ARR of $100,000 or More
We believe that our ability to increase the number of customers with ARR of $100,000 or more is an indicator of our market penetration and strategic demand for our platform. We define a customer as an entity that has an active subscription for access to our platform. We count Managed Service Providers, Managed Security Service Providers, Managed Detection & Response firms, and Original Equipment Manufacturers, who may purchase our products on behalf of multiple companies, as a single customer. We do not count our reseller or distributor channel partners as customers. Based on the adjustments to ARR described above, customers with ARR of $100,000 or more for the prior periods in fiscal 2023 presented above has been adjusted based on the same percentage adjustment rate identified in the first quarter of fiscal 2024.
Dollar-Based Net Retention Rate (NRR)
We believe that our ability to retain and expand our revenue generated from our existing customers is an indicator of the long-term value of our customer relationships and our potential future business opportunities. Dollar-based net retention rate measures the percentage change in our ARR derived from our customer base at a point in time. To calculate these metrics, we first determine Prior Period ARR, which is ARR from the population of our customers as of 12 months prior to the end of a particular reporting period. We calculate Net Retention ARR as the total ARR at the end of a particular reporting period from the set of customers that is used to determine Prior Period ARR. Net Retention ARR includes any expansion, and is net of contraction and attrition associated with that set of customers. NRR is the quotient obtained by dividing Net Retention ARR by Prior Period ARR.

Source: SentinelOne
NYSE: S
Category: Investors
Contact

Investor Relations:
Doug Clark
investors@sentinelone.com

Press:
Karen Master
karen.master@sentinelone.com
+1 (440) 862-0676

SENTINELONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 30,	January 31,
	2023	2023
Assets
Current assets:
Cash and cash equivalents	$150,099	$137,941
Short-term investments	568,128	485,584
Accounts receivable, net	128,216	151,492
Deferred contract acquisition costs, current	39,428	37,904
Prepaid expenses and other current assets	99,662	101,812
Total current assets	985,533	914,733
Property and equipment, net	41,026	38,741
Operating lease right-of-use assets	23,045	23,564
Long-term investments	423,884	535,422
Deferred contract acquisition costs, non-current	55,364	55,536
Intangible assets, net	138,284	145,093
Goodwill	540,308	540,308
Other assets	5,341	5,516
Total assets	$2,212,785	$2,258,913
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,215	$11,214
Accrued liabilities	101,408	100,015
Accrued payroll and benefits	43,990	54,955
Operating lease liabilities, current	4,508	3,895
Deferred revenue, current	309,806	303,200
Total current liabilities	472,927	473,279
Deferred revenue, non-current	98,692	103,062
Operating lease liabilities, non-current	21,972	23,079
Other liabilities	2,020	2,788
Total liabilities	595,611	602,208
Stockholders’ equity:
Class A common stock	21	21
Class B common stock	8	8
Additional paid-in capital	2,729,978	2,663,394
Accumulated other comprehensive income (loss)	(5,613)	(6,367)
Accumulated deficit	(1,107,220)	(1,000,351)
Total stockholders’ equity	1,617,174	1,656,705
Total liabilities and stockholders’ equity	$2,212,785	$2,258,913

SENTINELONE, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three Months Ended April 30,
	2023	2022
Revenue	$133,393	$78,255
Cost of revenue(1)	42,583	27,139
Gross profit	90,810	51,116
Operating expenses:
Research and development(1)	55,263	45,881
Sales and marketing(1)	99,171	60,641
General and administrative(1)	51,753	34,890
Total operating expenses	206,187	141,412
Loss from operations	(115,377)	(90,296)
Interest income	10,535	1,087
Interest expense	(607)	(5)
Other income (expense), net	(359)	(291)
Loss before income taxes	(105,808)	(89,505)
Provision for income taxes	1,061	329
Net loss	$(106,869)	$(89,834)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.37)	$(0.33)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	288,300,705	269,594,565

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$4,173	$1,848
Research and development	14,790	10,463
Sales and marketing	12,596	7,096
General and administrative	23,990	12,223
Total stock-based compensation expense	$55,549	$31,630

SENTINELONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2023	2022
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(106,869)	$(89,834)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,115	2,102
Amortization of deferred contract acquisition costs	10,740	7,975
Non-cash operating lease costs	943	682
Stock-based compensation expense	55,549	31,630
Loss on investments, accretion of discounts, and amortization of premiums on investments, net	(5,167)	(198)
Other	939	486
Changes in operating assets and liabilities, net of effects of acquisition
Accounts receivable	23,583	14,779
Prepaid expenses and other assets	3,237	(5,208)
Deferred contract acquisition costs	(12,091)	(9,347)
Accounts payable	1,127	5,079
Accrued liabilities	1,392	190
Accrued payroll and benefits	(10,917)	(21,478)
Operating lease liabilities	(1,110)	(1,330)
Deferred revenue	2,237	13,626
Other liabilities	(767)	1,495
Net cash used in operating activities	(28,059)	(49,351)
CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(462)	(2,808)
Purchases of intangible assets	(173)	(152)
Capitalization of internal-use software	(2,912)	(2,574)
Purchases of investments	(150,639)	(852,991)
Sales and maturities of investments	185,296	—
Net cash provided by (used in) investing activities	31,110	(858,525)
CASH FLOW FROM FINANCING ACTIVITIES:
Payments of deferred offering costs	—	(186)
Proceeds from exercise of stock options	9,762	5,090
Net cash provided by financing activities	9,762	4,904
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	12,813	(902,972)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–Beginning of period	202,406	1,672,051
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–End of period	$215,219	$769,079

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Cost of revenue reconciliation:
GAAP cost of revenue	$42,583	$27,139
Stock-based compensation expense	(4,173)	(1,848)
Employer payroll tax on employee stock transactions	(50)	(1)
Amortization of acquired intangible assets	(4,972)	(540)
Acquisition-related compensation	(123)	—
Non-GAAP cost of revenue	$33,265	$24,750

Gross profit reconciliation:
GAAP gross profit	$90,810	$51,116
Stock-based compensation expense	4,173	1,848
Employer payroll tax on employee stock transactions	50	1
Amortization of acquired intangible assets	4,972	540
Acquisition-related compensation	123	—
Non-GAAP gross profit	$100,128	$53,505

Gross margin reconciliation:
GAAP gross margin	68%	65%
Stock-based compensation expense	3%	2%
Employer payroll tax on employee stock transactions	—%	—%
Amortization of acquired intangible assets	4%	1%
Acquisition-related compensation	—%	—%
Non-GAAP gross margin	75%	68%

Research and development expense reconciliation:
GAAP research and development expense	$55,263	$45,881
Stock-based compensation expense	(14,790)	(10,463)
Employer payroll tax on employee stock transactions	(202)	(38)
Acquisition-related compensation	(325)	—
Non-GAAP research and development expense	$39,946	$35,380

Sales and marketing expense reconciliation:
GAAP sales and marketing expense	$99,171	$60,641
Stock-based compensation expense	(12,596)	(7,096)
Employer payroll tax on employee stock transactions	(320)	(153)
Amortization of acquired intangible assets	(1,907)	(183)
Acquisition-related compensation	(249)	—
Non-GAAP sales and marketing expense	$84,099	$53,209

General and administrative expense reconciliation:
GAAP general and administrative expense	$51,753	$34,890
Stock-based compensation expense	(23,990)	(12,223)

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

Employer payroll tax on employee stock transactions	(552)	(290)
Amortization of acquired intangible assets	(1)	(18)
Acquisition-related compensation	(368)	—
Non-GAAP general and administrative expense	$26,842	$22,359

Operating loss reconciliation:
GAAP operating loss	$(115,377)	$(90,296)
Stock-based compensation expense	55,549	31,630
Employer payroll tax on employee stock transactions	1,124	482
Amortization of acquired intangible assets	6,880	741
Acquisition-related compensation	1,065	—
Non-GAAP operating loss	$(50,759)	$(57,443)

Operating margin reconciliation:
GAAP operating margin	(86)%	(115)%
Stock-based compensation expense	42%	40%
Employer payroll tax on employee stock transactions	1%	1%
Amortization of acquired intangible assets	5%	1%
Acquisition-related compensation	1%	—%
Non-GAAP operating margin	(38)%	(73)%

Net loss reconciliation:
GAAP net loss	$(106,869)	$(89,834)
Stock-based compensation expense	55,549	31,630
Employer payroll tax on employee stock transactions	1,124	482
Amortization of acquired intangible assets	6,880	741
Acquisition-related compensation	1,065	—
Non-GAAP net loss	$(42,251)	$(56,981)

Basic and diluted EPS reconciliation:
GAAP net loss per share, basic and diluted	$(0.37)	$(0.33)
Stock-based compensation expense	0.19	0.12
Employer payroll tax on employee stock transactions	—	—
Amortization of acquired intangible assets	0.03	—
Acquisition-related compensation	—	—
Non-GAAP net loss per share, basic and diluted	$(0.15)	$(0.21)

SENTINELONE, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
(unaudited)

Reconciliation of cash used in operating activities to free cash flow

	Three Months Ended April 30,
	2023	2022
GAAP net cash used in operating activities	$(28,059)	$(49,351)
Less: Purchases of property and equipment	(462)	(2,808)
Less: Capitalized internal-use software	(2,912)	(2,574)
Free cash flow	$(31,433)	$(54,733)

Net cash provided by (used in) investing activities	$31,110	$(858,525)

Net cash provided by financing activities	$9,762	$4,904